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                                                                    EXHIBIT 99.2


                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
IndyMac Bank, F.S.B.

We have examined management's assertion, included in the accompanying Report of Management, that IndyMac Bank, F.S.B. (the "Bank") maintained effective internal control over financial reporting as of December 31, 2001 based on criteria established in the "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission. Bank management has informed us that the scope of its assertion includes financial reporting presented in conformity with accounting principles generally accepted in the United States and Thrift Financial Reports presented in conformity with the Office of Thrift Supervision Instructions for Thrift Financial Reports. Management is responsible for maintaining effective internal control over financial reporting. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of internal control over financial reporting, testing, and evaluating the design and operating effectiveness of the internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control over financial reporting to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion, that IndyMac Bank, F.S.B. maintained effective internal control over financial reporting as of December 31, 2001, as described above, is fairly stated, in all material respects, based on criteria established in the "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission.


                                                 /s/ ERNST & YOUNG LLP

January 22, 2002

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                              REPORT OF MANAGEMENT

FINANCIAL STATEMENTS

IndyMac Bank, F.S.B. (the "Bank") is responsible for the preparation, integrity and fair presentation of its published consolidated financial statements as of December 31, 2001 and for the year then ended included in the December 31, 2001 consolidated financial statements of IndyMac Bancorp, Inc. and the Bank's Thrift Financial Report. The consolidated financial statements of the Bank have been prepared in accordance with accounting principles generally accepted in the United States and, as such, include some amounts that are based on judgements and estimates of management.

INTERNAL CONTROL OVER FINANCIAL REPORTING

We, as management of the Bank, are responsible for establishing and maintaining effective internal control over financial reporting as it relates to its consolidated financial statements presented in conformity with accounting principles generally accepted in the United Sates and the Office of Thrift Supervision Instructions for Thrift Financial Reports (TFR instructions). Internal control is designed to provide reasonable assurance to the Bank's management and board of directors regarding the preparation of reliable published financial statements. Internal control over financial reporting includes self-monitoring mechanisms and actions are taken to correct deficiencies as they are identified.

Because of the inherent limitations in any internal control, no matter how well designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of controls. Accordingly, even effective internal control over financial reporting can provide only reasonable assurance with respect to financial statement preparation. Further, because of changed in conditions, internal control effectiveness may vary over time.

Management assessed the Bank's internal control over financial reporting as it relates to its consolidated financial statements presented conformity with accounting principles generally accepted in the United States and the TFR instructions as of December 31, 2001. This assessment was based on criteria for effective internal control over financial reporting described in "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of Treadway Commission. Based on this assessment, we assert that the Bank maintained effective internal control over financial reporting as it relates to its consolidated financial statements presented in conformity with accounting principles generally accepted in the United States and the TFR instructions as of December 31, 2001 based on the specific criteria.


                                                  /s/Michael Perry
                                                  ______________________________
                                                  Michael Perry
                                                  Vice-Chairman and
                                                  Chief Executive Officer
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                                                  /s/ Carmella Gran
                                                  ----------------------------
                                                  Carmella Gran
                                                  Executive Vice President and
                                                  Chief Financial Officer


                                                  /s/ Jeff Lankey
                                                  ----------------------------
                                                  Jeff Lankey
                                                  Senior Vice President and
                                                  Chief Accounting Officer

January 22, 2202